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EX. 4.2 -  FORM OF WARRANT CERTIFICATE


[FACE OF CERTIFICATE]

[LOGO]

NUMBER
AESW

Non-redeemable non-transferable common stock purchase warrant

AESP, INC.

WARRANTS

see reverse for certain definitions

CUSIP 00104G 11 7

Void (unless extended) after 5:00 p.m.
New York City time, on The Termination Date.

THIS CERTIFIES THAT, FOR VALUE RECEIVED

(the "Warrant Holder"), is entitled to purchase from AESP, INC., a Florida corporation, (the "Company"), subject to the terms and conditions hereof and of the Warrant Agreement mentioned below, at any time from the date following the effective date of a registration statement covering the issuance of the shares of the Common Stock underlying the Warrants (the "First Exercise Date") until the date which is one year after the First Exercise Date (the "Termination Date"), or on such later date as the Company may determine, the number of fully paid and nonassessable shares of the Company's Common Stock, $.001 par value (the "Shares") stated above by surrendering this Warrant Certificate with the Subscription Form on the back thereof duly executed at the office of Continental Stock Transfer & Trust Company or at such other office or agency as the Company may from time to time designate, (the "Warrant Agent"), and by paying in full, to the Company in lawful money of the United States, (i) an initial exercise price of $1.50 per share of Common Stock for the 90 day period commencing on the First Exercise Date, (ii) an exercise price of $2.50 per Share for the subsequent 90 day period following the completion of the 90 day period referred to in (i) above, and (iii) an exercise price of $5.50 per share for the balance of the term of the Warrants, subject to certain adjustments (the "Exercise Price").

This Warrant is not redeemable.

In case the Warrant Holders shall exercise this Warrant with respect to less than all of the Shares that may be purchased hereunder, a new Warrant Certificate for the balance shall be countersigned and delivered to or upon the order of the Warrant Holder.

This Warrant Certificate will not be valid and may not be exercised unless countersigned by the Warrant Agent.
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This Warrant Certificate is issued under and
in accordance with the Warrant Agreement dated as of April 30, 2003 between the Company and the Warrant Agent (the "Warrant Agreement") and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. In certain contingencies provided for in the Warrant Agreement, the number of Shares subject to purchase hereunder and the purchase price per Share thereof are subject to adjustment. Copies of the Warrant Agreement are on file at the principal corporate office of the Warrant Agent.

THIS WARRANT SHALL BE VOID AND OF NO EFFECT (UNLESS EXTENDED) AFTER 5:00 P.M. NEW YORK CITY TIME, on the Termination Date.

WITNESS, the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

AESP, INC.

By:

SECRETARY

By:

PRESIDENT

[SEAL]

Countersigned:
CONTINENTAL stock transfer & trust company, as Warrant Agent

By:

Authorized Officer

[BACK OF CERTIFICATE]

SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "SECURITIES ACT"),
OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH SUCH ACT AND THE RULES AND REGULATIONS THEREUNDER AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. AESP, INC. (THE "COMPANY"), WILL TRANSFER SHARES OF COMMON
STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT UPON RECEIPT OF AN OPINION OF COUNSEL OR OTHER EVIDENCE, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, THAT THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR THAT
SUCH REGISTRATION IS NOT
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REQUIRED AND THAT SUCH TRANSFER WILL NOT VIOLATE ANY APPLICABLE STATE SECURITIES
LAWS.

                       STATEMENT OF OTHER TERMS OF WARRANT

1. The Warrant represented by this Warrant Certificate (the "Warrant") shall expire at and shall not be exercisable after, 5:00 P.M. New York City time, on the Termination Date, or on such later date determined by the Company.

2. Notwithstanding that the number of Shares purchasable upon the exercise of a Warrant may have been adjusted pursuant to the terms of the Warrant Agreement, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of a Warrant or to distribute Share Certificates that evidence fractional shares. In lieu of fractional shares, there shall be returned to the exercising registered holder of a Warrant upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

3. If any Shares issuable upon the exercise of this Warrant require registration or approval of any governmental authority, including, without limitation, the filing of necessary registration statements or amendments or supplements thereto under the Securities Act of 1933, as amended, or the taking of any action under the laws of the United States of America or any political subdivision thereof before such Shares may be validly issued, then the Company covenants that it will in good faith and as expeditiously as possible endeavor to secure such registration or approval or to take such other action, as the case may be:
PROVIDED, HOWEVER, there is no assurance such registration or approval can be obtained, and in no event shall such Shares be issued and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which it is endeavoring to obtain such registration or approval or to take such other action.

4. This Warrant Certificate may be exchanged at the principal office of the Warrant Agent by the registered holder hereof or by his duly authorized representative or attorney, upon surrender of this Warrant Certificate duly endorsed or accompanied (if so required by the Company or the Warrant Agent) by a written instrument, or instruments, satisfactory to the Company or the Warrant Agent. If the right to purchase less than all of the Shares covered hereby shall be so transferred, the registered holder hereof shall be entitled to receive a new Warrant Certificate or Warrant Certificates covering in the aggregate the remaining whole number of Shares. The Warrant is not transferable and non-redeemable.

5. No Warrant Holder, as such, shall be entitled to vote or receive dividends or be deemed the holder of Shares for any purpose, nor shall anything contained in this Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except as provided in the Warrant Agreement), receive dividends or subscription rights, or otherwise, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have been delivered as provided in the Warrant Agreement.
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6. The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

7. This Warrant shall be binding upon any successors or assigns of the Company.

                                SUBSCRIPTION FORM

(To Be Executed By The Warrant Holder If He Desires To
Exercise The Warrant In Whole Or In Part)
To: AESP, INC.

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder,
        Shares provided for therein and tenders payment herewith to the order of
AESP, INC., in the amount of $            .

The undersigned requests that certificates for such Shares be issued as follows:
Name:
Address:
Soc. Sec. No. or Other I.D. No., if
any:
Deliver:
Address:
and, if said number of Shares shall not be all the Shares purchasable hereunder, that a new Warrant Certificates for the balance remaining of the Shares purchasable under the Warrant Certificate be registered in the name of, and delivered to, the undersigned at the address stated above.

Date:

Signature

Note: The signature of this Subscription must correspond with the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.